Exhibit 99.2
15418 Weir Street, #333, Omaha, NE 68137
ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2026

The following Notice of Change of Location supplements and relates to the proxy statement (the “Proxy Statement”) of Exodus Movement, Inc., a Texas corporation (the “Company”), dated March 17, 2026, which was made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 1, 2026. This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Annual Meeting.
Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT
NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 1, 2026
To the Shareholders of Exodus Movement, Inc.:
NOTICE IS HEREBY GIVEN that the location of the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Exodus Movement, Inc. (the “Company”) has been changed.
As previously announced, the Annual Meeting will be held on Friday, May 1, 2026, at 8:30 a.m. Central Time. However, the Annual Meeting will no longer be held at 1111 Jones St., Omaha, NE 68102 (KANEKO art studio), but rather at 1115 Dodge St., Omaha, NE 68102 (Tenaska Center for Arts Engagement).
There is no change to the items of business to be addressed at the Annual Meeting, which are described in the proxy materials previously made available to the Company’s shareholders. As described in those proxy materials, the Board fixed the close of business on March 6, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof (the “Record Date”). Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the meeting. If you have already voted, you do not need to vote again. The proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board,

/s/ Jon Paul Richardson
Jon Paul Richardson
Chief Executive Officer and Chairman
Omaha, Nebraska
April 8, 2026